Exhibit 99.1

Coupa Software Enters into Definitive Agreement to Be Acquired by Thoma Bravo for $8 Billion

Coupa Shareholders to Receive $81 Per Share in Cash

Represents a 77% Premium to the Unaffected Stock Price

SAN MATEO, Calif., December 12, 2022 – Coupa Software (NASDAQ: COUP), a leader in Business Spend Management (BSM), today announced that it has entered into a definitive agreement to be acquired by Thoma Bravo, a leading software investment firm. This is an all-cash transaction with an enterprise value of $8.0 billion. Upon completion of the transaction, Coupa will become a privately held company.

The transaction includes a significant minority investment from a wholly owned subsidiary of the Abu Dhabi Investment Authority (ADIA). Under the terms of the agreement, Coupa shareholders will receive $81.00 per share in cash, which represents a 77% premium to Coupa’s closing stock price on November 22, 2022, the last full trading day prior to media reports regarding a possible sale transaction involving the company. The transaction consideration also represents a premium of approximately 64% to the volume weighted average closing price of Coupa stock for the 30 trading days ending on November 22, 2022.

“For more than a decade, we’ve been building an incredible Business Spend Management Community and have proudly cemented our position as the market-leading platform in our category. We’re looking forward to partnering with Thoma Bravo and accelerating our vision to digitally transform the Office of the CFO,” said Rob Bernshteyn, chairman and chief executive officer at Coupa. “While our ownership may change, our values do not. Every one of us at Coupa will continue to put our customers at the center of everything we do and help them maximize the value of every dollar they spend.”

“This transaction is the result of a deliberate and thoughtful process that included engagement with both strategic and financial parties,” said Roger Siboni, Coupa’s lead independent director. “The Board evaluated the transaction against the company’s standalone prospects in the current macroeconomic climate and determined that the compelling and certain cash consideration in the transaction provides superior risk-adjusted value relative to the Company’s standalone prospects. The Board is unanimous in its belief this transaction is the optimal path forward and in the best interest of our shareholders.”

“Coupa has created and led the large and growing Business Spend Management category. We’ve followed the company’s success for many years and have been impressed by its consistent track record of delivering high levels of value for its global customer base,” said Holden Spaht, a Managing Partner at Thoma Bravo. “We look forward to partnering with Rob and the rest of the management team to keep investing in the company’s product strategy while driving growth both organically and through M&A.”

“We couldn’t be more excited to partner with the talented Coupa team to keep building on the incredible franchise they’ve created in the Business Spend Management space,” said Brian Jaffee, a Partner at Thoma Bravo. “Our shared vision, combined with Thoma Bravo’s strategic and operational expertise, will enable Coupa to continue driving innovation, better serve its customers and accelerate important growth initiatives during this next chapter as a private company.”

Approvals and Timing

The transaction, which was approved unanimously by the Coupa Board of Directors, is expected to close in the first half of 2023, subject to customary closing conditions, including approval by Coupa shareholders and the receipt of required regulatory approvals. The transaction is not subject to a financing condition.

Upon completion of the transaction, Coupa’s common stock will no longer be listed on any public market. The company will continue to operate under the Coupa name and brand.

Third Quarter 2023 Financial Results

In a separate press release, Coupa today announced its third quarter fiscal year 2023 financial results. The press release is available on the Investor Relations section of the Company’s website. In light of the announced transaction with Thoma Bravo, Coupa has cancelled its earnings conference call previously scheduled for 1:30 p.m. PT / 4:30 p.m. ET this afternoon, December 12, 2022.

Advisors

Qatalyst Partners LP is serving as financial advisor to Coupa and Freshfields Bruckhaus Deringer LLP is serving as the company’s legal advisor.

Goldman Sachs & Co. LLC and Piper Sandler acted as financial advisors and Kirkland & Ellis LLP acted as legal advisor to Thoma Bravo.

About Coupa Software

Coupa is the cloud-based Business Spend Management (BSM) platform that unifies processes across supply chain, procurement, and finance functions. Coupa empowers organizations around the world to maximize value and operationalize purpose through their business spend. Learn more at Coupa.com and follow us on LinkedIn and Twitter.

About Thoma Bravo

Thoma Bravo is one of the largest private equity firms in the world, with more than $120 billion in assets under management as of September 30, 2022. The firm invests in growth-oriented, innovative companies operating in the software and technology sectors. Leveraging the firm’s deep sector expertise and proven strategic and operational capabilities, Thoma Bravo collaborates with its portfolio companies to implement operating best practices, drive growth initiatives and make accretive acquisitions intended to accelerate revenue and earnings. Over the past 20 years, the firm has acquired or invested in more than 420 companies representing over $235 billion in enterprise value.1 The firm has offices in Chicago, Miami and San Francisco. For more information, visit www.thomabravo.com.

1	Includes control and non-control investments.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Coupa will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, COUPA’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Coupa files with the SEC (when available) from the SEC’s website at www.sec.gov and Coupa’s website at investors.coupa.com. In addition, the proxy statement and other documents filed by Coupa with the SEC (when available) may be obtained from Coupa free of charge by directing a request to Coupa’s Investor Relations at ir@coupa.com.

Participants in the Solicitation

Coupa and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from Coupa’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Coupa in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the proxy statement when it is filed with the SEC. You may also find additional information about Coupa’s directors and executive officers in Coupa’s proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2022. You can obtain a free copy of this document from Coupa using the contact information above.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements which involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding the proposed transaction, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date.

These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the impact of actions and behaviors of customers, vendors and competitors; technological developments, as well as legal and regulatory rules and processes affecting Coupa’s business; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; the possibility that Coupa stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Coupa’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Coupa to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally.

Further information on factors that could cause actual results to differ materially from the results anticipated by Coupa’s forward-looking statements is included in the reports Coupa has filed or will file with the SEC, including Coupa’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021, and Coupa’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2022. These filings, when available, are available on the investor relations section of the Company’s website at investors.coupa.com or on the SEC’s website at www.sec.gov.

Contacts

For Coupa:

Media:

Tom Gavin, press@coupa.com

or

Joele Frank, Wilkinson Brimmer Katcher

Jed Repko / Adam Pollack / Rose Temple

(212) 355-4449

Investors: Steven Horwitz, ir@coupa.com

For Thoma Bravo:

Thoma Bravo Communications

Megan Frank

(212) 731-4778

mfrank@thomabravo.com

or

FGS Global

Liz Micci/Abigail Farr

ThomaBravo-US@fgsglobal.com